

                                        Exhibit 99

                               SETECH, INC. AND SUBSIDIARIES
               (formerly Aviation Education Systems, Inc. and subsidiaries)

                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                        (Unaudited)

                                       June 30, 1996


                          SETECH, INC.
                      and Subsidiaries  Government
                          Consolidated   Services      Pro forma      Pro forma
     ASSETS               (Historical)   Division     Adjustments      Results
CURRENT ASSETS
 Cash                    $ 1,704,654     $ 375,800    $ 2,074,237 (1) $ 3,403,091
 Accounts receivable,
  less allowance
  for doubtful
  accounts                 6,063,128     1,513,964           $0         4,549,164
 Inventory                 9,523,621       220,825           $0         9,302,796
 Prepaid expenses             40,158        22,124           $0            18,034
 Other currrent assets        37,266          0              $0            37,266
 Stock subscriptions
  receivable                 661,500          0              $0           661,500
 Deferred tax
  benefit                    306,000          0           430,575 (1)     736,575
 Advances to
  affiliates                    0           32,636        163,039 (2)     130,403

Total current
  assets                  18,336,327     2,165,349      2,667,851      18,838,829

PROPERTY AND EQUIPMENT,
 net of accumulated
 depreciation              1,128,007       540,660          $0          $ 587,347

DEFERRED INCOME
 TAX BENEFIT                 629,680          0        ($629,680)(1)         $0
COST IN EXCESS OF NET
 ASSETS, net of accumulated
 amortization             2,024,628       247,356          $0         $ 1,777,272

Other Assets                 24,372           300           0              24,072

                         $22,143,014    $2,953,665    $2,038,171      $21,227,520

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Bank notes payable     $ 7,969,044    $  175,000         $0         $ 7,794,044
  Current portion of
   long-term debt            566,943        27,927        27,927 (2)      566,943
  Current portion of
   capital lease obligations  58,189          0             0              58,189
  Trade accounts payable    3,453,987      100,296          0           3,353,691
  Affiliates accounts
   payable                       0          33,428        33,428 (2)         0
  Accrued expenses          2,163,707      764,183        75,500 (1)
                                                          48,485 (1)    1,523,509

Total current
  liabilities            14,211,870      1,100,834       185,340      13,296,376

NONCURRENT LIABILITIES, less current portion
  Long-term debt           1,177,181       101,684       101,684 (2)    1,177,181
  Capital lease
   obligations               154,725          0             0             154,725
                           1,331,906       101,684       101,684        1,331,906
STOCKHOLDERS' EQUITY
  Common stock, $.01 par
   value, 400,000,000
   shares                     54,139        25,067        25,067 (1)       54,139
   authorized,
   5,413,901 issued
  Additional paid-in
   capital                11,512,038     1,799,179     1,799,179 (1)   11,512,038
  Accumulated deficit     (4,612,082)      (72,099)      (72,099)(1)   (4,612,082)

                           6,954,095     1,752,147     1,752,147        6,954,095
  Less treasury shares      (354,857)       (1,000)       (1,000)(1)     (354,857)
                           6,599,238     1,751,147     1,751,147        6,599,238

                         $22,143,014    $2,953,665    $2,038,171      $21,227,520

                  SETECH, INC. AND SUBSIDIARIES
  (formerly Aviation Education Systems, Inc. and subsidiaries)

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    Year ended June 30, 1996

                           (Unaudited)

                        SETECH, INC.
                        and Subsidiaries  Goverment
                        Consolidated      Services     Pro forma
                        (Historical)      Division      Results

Revenues                $20,987,442       $8,332,524   $12,654,918

Costs and expenses
  Cost of revenues       17,014,879        7,318,262     9,696,617
  Selling, general,
   and administrative     2,683,202          792,270     1,890,932
  Interest, net of
   interest income          469,766          (10,777)      480,543
                         20,167,847        8,099,755    12,068,092

Earnings before
  income taxes              819,595          232,769       586,826

Benefit (provision)
  for income taxes          579,644         (113,238)      692,882

NET  EARNINGS           $ 1,399,239         $119,531    $1,279,708


INCOME (LOSS) PER COMMON SHARE:
  Primary               $      0.27            $0.02         $0.25
  Fully Diluted         $      0.24            $0.02         $0.22

/TABLE

                               SETECH, INC. AND SUBSIDIARIES
               (formerly Aviation Education Systems, Inc. and subsidiaries)

                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                     December 31, 1996

                                        (Unaudited)

                          SETECH, INC.
                         and Subsidiaries Government
                         Consolidated     Services     Pro forma      Pro forma
     ASSETS              (Historical)     Division    Adjustments      Results
CURRENT ASSETS
    Cash                 $ 1,104,216      ($138,016)  $2,150,000 (1)  $ 3,392,233
    Accounts receivable    5,838,749      2,312,620                     3,526,129
    Inventory              9,815,364        332,141                     9,483,223
    Prepaid expenses         124,815         20,950      (48,485) (1)      55,380
    Other currrent assets     12,395           0                           12,395
    Deferred tax benefit     657,560           0        (199,105) (1)     458,455
    Advances to affiliates      0            23,644      254,274  (2)     230,630

Total current assets      17,553,099      2,551,339    2,156,684       17,158,445

PROPERTY AND EQUIPMENT,
 net of accumulated
 depreciation              1,239,651        451,888                       787,763

DEFERRED INCOME
 TAX BENEFIT                    0              0             0               0

COST IN EXCESS OF NET ASSETS,
 net of accumulated
 amortization               1,891,913       187,679                      1,704,234

Due from affiliates              0                        105,066  (2)     105,066

Other Assets                   23,143           300                         22,843

                         $ 20,707,806    $3,191,206    $2,261,750      $19,778,351

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Bank notes payable   $  7,532,752         $0            $0          $7,532,752
    Current portion of
      long-term debt          625,725          0             0             625,725
    Trade accounts payable  2,726,012       189,062                      2,536,950
    Accrued expenses        1,632,971       611,524        75,500  (1)   1,096,947
    Affiliates accounts
      payable                    0          151,703       182,332  (2)      30,629

Total current liabilities  12,517,460       952,289       257,832        11,823,003

NONCURRENT LIABILITIES,
   less current portion
 Long-term debt               993,165       235,001          0              758,164
 Notes payable to
  affiliates                    0           177,006       177,006  (2)         0
                             993,165        412,007       177,006           758,164

STOCKHOLDERS' EQUITY
    Common stock, $.01 par value,
  400,000,000 shares
  authorized, 5,413,901
  issued                      54,139         26,750        26,750  (1)       54,139
    Additional paid
  in capital              11,536,481      1,737,819     1,737,819  (1)    11,536,481
    Accumulated deficit   (4,185,240)        63,341        63,341  (1)   (4,185,240)
                           7,405,380      1,827,910     1,827,910         7,405,380
    Less treasury
  shares                    (208,199)        (1,000)       (1,000) (1)     (208,199)
                           7,197,181      1,826,910     1,826,910         7,197,181

                         $20,707,806     $3,191,206    $2,261,748       $19,778,348

                  SETECH, INC. AND SUBSIDIARIES
  (formerly Aviation Education Systems, Inc. and subsidiaries)
    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               Six Months Ended December 31, 1996

                                (Unaudited)
<CAPTION
                        SETECH, INC.
                        and Subsidiaries Goverment
                        Consolidated     Services      Pro forma
                        (Historical)     Division       Results
Revenues                $13,335,086      $5,837,620    $7,497,466

Cost of sales
  Industrial support
      group               5,455,672                     5,455,672
  Government services
      group               5,177,762       5,177,762          0
                         10,633,434       5,177,762     5,455,672

Gross Profit              2,701,652         659,858     2,041,794

Selling, general,
 and administrative       1,576,139         441,973     1,134,166

Operating income          1,125,513         217,885       907,628

Interest income              36,350                        36,350

Interest expense           (400,140)        (19,328)     (380,812)
                           (363,790)        (19,328)     (344,462)

Earnings before
 income taxes               761,723         198,557       563,166

Benefit (provision)
 for income taxes          (334,881)       (101,774)     (233,107)

NET EARNINGS               $426,842         $96,783      $330,059

INCOME PER COMMON SHARE:
    Primary                 $0.083           $0.019        $0.064
    Fully Diluted           $0.072           $0.016        $0.056


SETECH, INC. AND SUBSIDIARIES

SELECTED NOTES TO PROFORMA CONDENSED FINANCIAL INFORMATION

June 30, 1996 and December 31, 1996

1.   DISPOSITION OF DIVISION

     Effective January 30, 1997, SETECH, INC. (the Company) sold its government services division consisting of two subsidiaries, BARTON ATC, Inc. and BARTON ATC International, Inc. for $2,150,000 in immediate cash and $1,000,000 in proceeds contingent upon the renewal, within eighteen months, of certain contracts with Federal Agencies. Management anticipates, but can give no assurance, that these contracts will be renewed with the eighteen month period. Such contingent proceeds will be recognized when realized. The gain to be recognized currently from this transaction approximates the related provision for income taxes.

     The accompanying pro forma financial statements present the consolidated financial condition of the Company as of June 30, 1996 and December 31, 1996, and the proforma results of operations for the respective year and six months then ended, assuming the transaction had occurred on June 30, 1995.

      This pro forma information should be read in conjunction with the Company's audited financial statements for the year ended June 30, 1996 and subsequent unaudited financial statements for the six months ended December 31, 1996. Such proforma information is not necessarily indicative of the results that would have been attained had the transaction actually occurred on June 30, 1995.

2    PRO FORMA ADJUSTMENTS

     Pro forma adjustments are summarized as follows:

     (1) Sale of the Division for immediate cash proceeds of $2,150,000..

     (2) Reversal of consolidating elimination entries attributable to the Division sold.